Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Earnings for the three and nine months ended September 30, 2025 and Declares Quarterly Dividend

Morrisville, VT October 15, 2025 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three and nine months ended September 30, 2025 and declared a regular quarterly cash dividend. Consolidated net income was $3.4 million and $8.3 million for the three and nine months ended September 30, 2025, respectively, compared to $1.3 million and $5.8 million for the three and nine months ended September 30, 2024, respectively. Earnings for the three and nine months ended September 30, 2024 were reduced by the impact of the strategic balance sheet repositioning whereby the Company's wholly-owned subsidiary, Union Bank, executed the sale of $38.8 million in book value of its lower-yielding available-for-sale debt securities for a pre-tax realized loss of $1.3 million, which was recorded in the third quarter of 2024.

Balance Sheet
Total assets reached $1.57 billion as of September 30, 2025 from $1.52 billion as of September 30, 2024. The increase was driven primarily by loan growth, with loans increasing 5.1%, to $1.18 billion as of September 30, 2025 compared to $1.12 billion as of September 30, 2024. Investment securities also increased 6.4% to $262.4 million during the comparison period due to investment purchase activity during the period. Federal funds sold and overnight deposits declined 28.6% during the comparison period, reflecting strategic liquidity management.
Despite ongoing economic uncertainty, asset quality continues to remain strong. The allowance for credit losses on loans increased 14.0% over the comparison period as a result of loan growth and proactive risk management and portfolio monitoring. The Company remains vigilant in assessing credit risk exposure and adjusting reserves as needed. Management believes the current credit loss expense is appropriate given the composition and performance of the loan portfolio, and continues to monitor macroeconomic indicators that may impact borrower behavior and repayment capacity.
In addition to the balance sheet growth in loans, qualifying residential loans of $46.0 million and $102.8 million were originated and sold to the secondary market for the three and nine months ended September 30, 2025, respectively, compared to sales of $35.2 million and $76.1 million for the three and nine months ended September 30, 2024, respectively.
Total deposits were $1.19 billion as of September 30, 2025 compared to $1.17 billion as of September 30, 2024, and included purchased brokered deposits of $65.3 million and $80.0 million for the respective periods. Borrowed funds consisted of Federal Home Loan Bank advances of $270.8 million as of September 30, 2025 compared to $230.7 million as of September 30, 2024. There were also $10.0 million in advances from the Federal Reserve's Bank Term Funding Program outstanding as of September 30, 2024.
Stockholder's equity strengthened with book value per share rising 6.1% to $16.95 as of September 30, 2025 compared to $15.98 as of September 30, 2024. Retained earnings increased 5.3% to $95.1 million, and additional paid-in capital grew 37.1% to $4.2 million. These increases are due in part to sales of common stock in accordance with the equity distribution agreement previously announced on May 20, 2025. Through September 30, 2025, 38,834 shares of the Company's stock have been sold resulting in net proceeds, after expenses, of $801 thousand. Accumulated other comprehensive loss as it relates to the fair market value adjustment for investment securities as of September 30, 2025 was $27.5 million compared to $26.8 million as of September 30, 2024.

Income Statement
Consolidated net income was $3.4 million for the third quarter of 2025, compared to $1.3 million for the same period in 2024. The increase in net income was comprised of increases of $1.7 million in net interest income, $452 thousand in noninterest income, a decrease of $112 thousand in credit loss expense, and the non recurrence of the $1.3 million loss on sales of investment securities, partially offset by increases of $934 thousand in noninterest expenses and $537 in income tax expense.
Net interest income was $11.2 million for the three months ended September 30, 2025 compared to $9.4 million for the three months ended September 30, 2024, an increase of $1.7 million, or 18.3%. Interest income increased $2.0 million, or 11.7%, to $19.2 million for the three months ended September 30, 2025 compared to $17.2 million for the three months ended September 30, 2024, due to an increase in yield on earning assets and an increase in volume for the comparison periods. Interest expense increased $290 thousand, or 3.7%, to $8.1 million for the three months ended September 30, 2025 compared to $7.8 million for the three months ended September 30, 2024 due to an increase in rates paid on customer deposits and to a lesser extent an increase in volumes.
Credit loss expense of $313 thousand was recorded for the third quarter of 2025 compared to $425 thousand recorded for the third quarter of 2024. The credit loss expense was primarily related to the growth and mix of the loan portfolio at both September 30, 2025 and September 30, 2024.

Noninterest income was $3.4 million for the three months ended September 30, 2025 compared to $2.9 million for the three months ended September 30, 2024. Noninterest expenses increased $934 thousand, or 9.9%, to $10.3 million for the three months ended September 30, 2025 compared to $9.4 million for the same period in 2024. The increase during the comparison period was due to increases of $421 thousand in salaries and wages, $508 thousand in other expenses, $32 thousand in occupancy expenses, and $89 thousand in equipment expenses, partially offset by a decrease of $116 thousand in employee benefits. Income tax expense was $414 thousand for the three months ended September 30, 2025, an increase of $537 thousand compared to the income tax benefit of $123 thousand for the three months ended September 30, 2024.

Dividend Declared
The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable November 6, 2025 to shareholders of record as of October 25, 2025.
David S. Silverman, President & CEO, commented: "We are pleased with the strong financial performance through the third quarter of 2025. Our disciplined approach to asset growth, combined with prudent expense management and a resilient loan portfolio, has resulted in meaningful earnings expansion. These results reflect the dedication of our team and the trust our customers place in us every day."

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, wealth management services throughout northern Vermont and New Hampshire. Union Bank operates 18 banking offices, three loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.